Certification under Rule 466

The depositary, Deutsche Bank Trust Company Americas, represents and certifies the following:

(1) That it previously had filed a registration statement on Form F-6 (Akzo Novel NV. 333-119739) that the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

(2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.
By: DEUTSCHE BANK TRUST COMPANY
AMERICAS, Depositary

By: /s/Jeff Margolick
Name: Jeff Margolick
Title: Director

By: /s/Tom Murphy
Name: Tom Murphy
Title: Vice President